EXHIBIT 23.5


                     CONSENT OF TOM JACKSON AND TOM JACKSON, INC.

MV Development Company, LLC, Manager
Mount Vintage Plantation Golf Club, LLC

         Tom Jackson, Inc. and I hereby consent to the references to us in the prospectus (the "Prospectus") contained in Amendment No. 3 to the Registration Statement on Form S-11 (the "Registration Statement") of Mount Vintage Plantation Golf Club, LLC to be filed with the U.S. Securities and Exchange Commission and to similar references to us in the initial filing and Amendments No. 1 and 2 of the Registration Statement. We also consent to the references to us under the heading "Experts" in the Prospectus.



                                          /s/ Tom Jackson
                                          Tom Jackson


                                          TOM JACKSON INC.
                                          By: /s/ Tom Jackson
                                          Tom Jackson, President

Taylors, South Carolina
September 29, 1998